As filed with the Securities and Exchange Commission on November 13, 2006
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                        INTERVEST BANCSHARES CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   13-3699013
                        (IRS Employer Identification No.)

                        One Rockefeller Plaza, Suite 400
                          New York, New York 10020-2002
          (Address, including zip code, of principal executive offices)

            Lowell S. Dansker                                 with a copy to:
 Chairman and Chief Executive Officer                   Thomas E. Willett, Esq.
        Intervest Bancshares Corporation                    Harris Beach PLLC
          One Rockefeller Plaza, Suite 400                  99 Garnsey Road
       New York, New York 10002                       Pittsford, New York 14534
            (212) 218-2800                                   (716) 419-8800
(Name, address, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

                                  CALCULATION OF REGISTRATION FEE

                                         Proposed Maximum      Proposed Maximum
Title of Securities     Amount to be    Offering Price Per    Aggregate Amount of    Registration
to be Registered        Registered(1)        Share(2)          Offering Price(2)        Fee(2)
----------------------  -------------  --------------------  ---------------------  -------------

Class A Common Stock,      300,000            $35.37            $10,611,000.00          $1,135
..01 par value

(1) Pursuant to Rule 416, additional shares of common stock are being registered as may be issuable pursuant to the antidilution provisions of warrants to acquire our common stock.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and based on the average of the high and low sale prices of the Class A Common Stock on the Nasdaq Global Select Market on November 9, 2006.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is subject to completion or amendment. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated November 13, 2006

                             PRELIMINARY PROSPECTUS

                     300,000 Shares of Class A Common Stock

                        INTERVEST BANCSHARES CORPORATION

This prospectus relates to the resale of up to 300,000 shares of our Class A common stock by the Estate of Jerome Dansker, which are a portion of the shares that may be received by it upon its exercise of outstanding warrants related to purchase of up to 501,465 shares of our Class A Common Stock. See "Selling Security Holder." The warrants expire on January 31, 2007 and are at an exercise price of $6.67 per share. The Estate will, upon exercise of the warrants recognize taxable gain and the proposed sale will provide proceeds to pay the taxes associated with that gain. The Company will not receive any proceeds from the sale of shares by the selling security holder.

The selling security holder identified in this prospectus, or its pledgees, donees, transferees or other successors-in-interest, may offer the shares covered hereby from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sales of our Class A common stock by the selling security holder. See Plan of Distribution.

Our common stock is traded on the Nasdaq Global Select Market under the symbol IBCA. On November 10, 2006, the last reported sale price of our common stock as reported on the Nasdaq Global Select Market was $35.60.

Please see "Risk Factors" beginning on page 5 to read about certain factors you should consider.

THE SECURITIES OFFERED BY THIS PROSPECTUS ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OBLIGATIONS OF ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is November __, 2006.

                                TABLE OF CONTENTS

     Prospectus Summary . . . . . . . . . . . . . . . . . . . 2
     Risk Factors . . . . . . . . . . . . . . . . . . . . . .
     Where You Can Find More Information. . . . . . . . . . .
     Incorporation of Certain Documents by Reference. . . . .
     Forward-Looking Statements . . . . . . . . . . . . . . .
     Use of Proceeds. . . . . . . . . . . . . . . . . . . . .
     Plan of Distribution . . . . . . . . . . . . . . . . . .
     Selling Security Holder. . . . . . . . . . . . . . . . . 11
     Legal Matters. . . . . . . . . . . . . . . . . . . . . . 12
     Experts. . . . . . . . . . . . . . . . . . . . . . . . . 12

                              ABOUT THIS PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE ARE NOT MAKING OFFERS TO SELL THE SECURITIES COVERED BY THIS PROSPECTUS OR SOLICITING OFFERS TO PURCHASE THE SECURITIES COVERED BY THIS PROSPECTUS IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF THE DATE ON THE FRONT COVER. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY OTHER DATE.

                               PROSPECTUS SUMMARY

     This summary highlights information contained in this prospectus. Because this is a summary, it may not contain all of the information that is important to you. Therefore, you should read the entire prospectus carefully, especially the risks of investing in our Class A Common Stock and Class B Common Stock discussed under the "Risk Factors" section below, as well as our consolidated financial statements incorporated by reference into this prospectus. References in this prospectus to "we," "us," "our," the "holding company," and "Intervest" refer to Intervest Bancshares Corporation and its consolidated subsidiaries, unless otherwise specified. References to the "bank" and our "mortgage lending subsidiary" refer to our principal operating subsidiaries, Intervest National Bank and Intervest Mortgage Corporation, respectively.

     WHO WE ARE

     We are a registered financial holding company incorporated in 1993 under the laws of the State of Delaware. We are the parent company of Intervest National Bank, Intervest Mortgage Corporation and Intervest Securities Corporation. We own 100% of the outstanding capital stock of each of these entities. We also own 100% of the outstanding capital stock of Intervest Statutory Trust I, II, III, IV and V, all of which are unconsolidated entities for financial statement purposes as required by Financial Accounting Standards Board (FASB) Interpretation No. 46-R, "Consolidation of Variable Interest Entities."

     Our primary business is the ownership and operation of our subsidiaries. We do not engage in any other substantial business activities other than a limited amount of real estate mortgage lending, including the participation in loans originated by the bank. From time to time, we also issue debt and equity securities to raise funds for working capital purposes. We are subject to examination and regulation by the Federal Reserve Board ("FRB").

     At September 30, 2006, we had total assets of $1.97 billion, cash and security investments of $449.9 million, net loans of $1.48 billion, deposits of $1.60 billion, borrowed funds and related interest payable of $174.1 million, and stockholders' equity of $154.4 million.

     Intervest National Bank. Intervest National Bank is a nationally chartered
     -----------------------
bank that has its headquarters and a full-service banking office in New York City and five full-service banking offices in Pinellas County, Florida. The Bank expects to open an additional branch in Clearwater Beach, Florida in December of 2006.

     The bank provides a variety of personalized commercial and consumer banking services to small and middle-market businesses and individuals. The bank attracts deposits from the areas served by its banking offices. The Bank also provides internet banking through its web site: www.intervestnatbank.com, which attracts deposit customers from within as well as outside its primary market areas. The deposits, together with funds derived from other sources, are mainly used to originate mortgage loans secured by commercial and multifamily real estate properties and to purchase investment securities. The information on the aforementioned web site is not and should not be considered part of this report and is not incorporated by reference in this report.

     The bank's revenues are primarily derived from interest and fees received from originating loans, and from interest and dividends earned on securities and other short-term investments. The principal sources of funds for the bank's lending activities are deposits, repayment of loans, maturities and calls of securities and cash flow generated from operations. The bank's principal expenses are interest paid on deposits and operating and general and administrative expenses.

     The bank's deposit flows and the rates paid thereon are influenced by interest rates on competing investments available to depositors and general market rates of interest. The bank's lending activities are affected by the interest rates it charges on loans, customer demand for loans, the supply of money available for lending purposes, the rates offered by its competitors and the terms and credit risks associated with the loans. The bank faces strong competition in the attraction of deposits and in the origination of loans. The bank's deposits are insured by the Federal Deposit Insurance Corporation (FDIC) to the extent permitted by law.

     The bank's operations are significantly influenced by general and local economic conditions, particularly those in the New York City metropolitan area and the State of Florida where most of the properties that secure its mortgage loans are concentrated, and by related monetary and fiscal policies of banking regulatory agencies, including the FRB and FDIC. The Bank is also subject to the supervision, regulation and examination of the Office of the Comptroller of the Currency of the United States of America (OCC).

     At September 30, 2006, the bank had total assets of $1.83 billion, cash and security investments of $419 million, net loans of $1.38 billion, deposits of $1.62 billion, borrowed funds and related interest payable of $0.2 million, and stockholder's equity of $170.6 million.

     Intervest Mortgage Corporation.  Intervest Mortgage Corporation's business
     ------------------------------
focuses on the origination of first mortgage and junior mortgage loans secured by commercial and multifamily real estate properties. It also provides loan origination services to the bank. Intervest Mortgage Corporation funds its lending business through the issuance of subordinated debentures in public offerings. It currently has one active wholly owned subsidiary, Intervest Realty Servicing Corporation, which is engaged in certain mortgage servicing activities. At September 30, 2006, Intervest Mortgage Corporation had total assets of $128.5 million, cash and short-term investments of $33.6 million, net loans of $88 million, debentures and related interest payable of $96.7 million, and stockholder's equity of $29 million,

     Intervest Securities Corporation.  Intervest Securities Corporation is a
     --------------------------------
broker/dealer and a member of the National Association of Securities Dealers
(NASD). The business activities of Intervest Securities Corporation have not, to date, been material and we are in the process of discontinuing its operations. Its revenues have been derived from participating as a selected dealer from time to time in offerings of debt securities of certain affiliates, primarily those of Intervest Mortgage Corporation. At September 30, 2006, Intervest Securities Corporation had total assets of $512 thousand and its stockholder's equity amounted to $504 thousand. In October of 2006, the limited operations of Intervest Securities Corporation were discontinued and its net assets will be distributed to the parent corporation during the fourth quarter of 2006.

     Intervest Statutory Trusts.  Intervest Statutory Trust I, II, III, IV and V
     --------------------------
were formed for the sole purpose of issuing and administering trust preferred securities. Intervest Statutory Trust I, II, III and IV issued in December 2001, September 2003, March 2004 and September 2004, respectively, $15 million of trust preferred securities and Intervest Statutory Trust V issued in September 2006 an additional $10 million of trust preferred securities for a total of $70 million. We plan to redeem $15 million of trust preferred securities in December of 2006 and to dissolve Intervest Statutory Trust I. The trusts do not conduct any trade or business.

     CORPORATE INFORMATION

     Our headquarters is located on the fourth floor of One Rockefeller Plaza, New York, New York, 10020-2002. Our telephone number is (212) 218-2800.

     THE OFFERING

     This prospectus relates to the resale of up to 300,000 shares of Class A common stock by the Estate of Jerome Dansker. These shares are a portion of the 501,465 shares that may be acquired by the Estate upon its exercise of outstanding warrants to purchase shares of Class A Common Stock. We will not receive any proceeds from such sale. This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under the shelf registration process, the selling shareholder may, from time to time, sell the Class A common stock described in this prospectus. We may prepare a prospectus supplement at any time to add, update, or change the information contained in this prospectus.

                                  RISK FACTORS

     Investment in our Class A Common Stock involves a number of risks. We urge you to read all of the information contained in this prospectus. In addition, we urge you to consider carefully the following risk factors in evaluating an investment in our Class A Common Stock before you purchase any shares of our Class A Common Stock offered by this prospectus. An investment in our Class A Common Stock should be undertaken only by persons who can afford an investment involving such risks.

Risks Relating to Our Business

WE DEPEND ON OUR EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES TO IMPLEMENT OUR BUSINESS STRATEGY AND OUR BUSINESS MAY SUFFER IF WE LOSE THEIR SERVICES.

     Our success is largely dependent on the business expertise and relationships of a small number of our executive officers and other key employees. Jerome Dansker, our founding chairman and chief executive officer who was instrumental to our success, passed away in August of 2006. Consistent with our succession planning, his duties were assumed by his son, Lowell S. Dansker. On August 17, 2006, Lowell S. Dansker, age 55, was elected our new Chairman of the Board and Chief Executive Officer and John J. Arvonio, age 43, was elected our Chief Financial Officer. Mr. Lowell S. Dansker previously served as Vice Chairman of the Board since October 2003 and as President and Treasurer since 1993. He will continue to serve as President of the Company. Mr. Arvonio has served as Senior Vice President, Chief Financial Officer and Secretary of Intervest National Bank, our wholly-owned subsidiary, since September 2000 and as our Chief Accounting Officer since December 2005. He will continue to serve in those capacities.

     If the services of any of our executive officers or other key employees were to become unavailable for any reason, the growth, performance and operation of our company and its subsidiaries might be adversely affected because of their skills and knowledge of the markets in which we operate, years of real estate lending experience and the difficulty of promptly finding qualified replacement personnel. As a result, our ability to successfully grow our business will depend, in part, on our ability to attract and retain additional qualified officers and employees.

OUR LOANS ARE HIGHLY CONCENTRATED IN COMMERCIAL REAL ESTATE AND MULTIFAMILY MORTGAGE LOANS, INCREASING THE RISK ASSOCIATED WITH OUR LOAN PORTFOLIO.

     Nearly all (99.9%) of our loan portfolio is comprised of commercial real estate and multifamily mortgage loans, including loans on substantially vacant properties and vacant land. This concentration increases the risk associated with our loan portfolio. Commercial real estate and multifamily loans are generally considered riskier than many other kinds of loans, like single family residential real estate loans, since these loans tend to involve larger loan balances to single borrowers and repayment of loans secured by income-producing property is typically dependent upon the successful operation of the underlying real estate. Additionally, loans on vacant land typically do not have income streams and depend upon other sources of cash flow from the borrower for repayment. Our average real estate loan size was $2.8 million at September 30, 2006 and we expect that it will continue to increase in the future. Regardless of the underwriting criteria we utilize, losses may be experienced as a result of various factors beyond our control, including, among other things, changes in market and economic conditions affecting the value of our loan collateral and problems affecting the credit and business of our borrowers.

AN ECONOMIC DOWNTURN IN NEW YORK OR FLORIDA COULD HINDER OUR ABILITY TO OPERATE PROFITABLY AND HAVE AN ADVERSE IMPACT ON OUR OPERATIONS.

     The properties collateralizing our mortgage loans are heavily concentrated in New York City and Florida, our two primary lending market areas. Accordingly, our business and operations are vulnerable to downturns in the economies of those geographic areas. At December 31, 2005, mortgages representing approximately 65% and 24% of the principal balance of our total loan portfolio were on properties located in New York State and Florida, respectively. A large number of the loans in New York are secured by properties located in Manhattan, Brooklyn and the Bronx. A large number of the loans in Florida are secured by properties located in Clearwater, Tampa, Fort Lauderdale, Miami, Orlando and St. Petersburg. The concentration of our loans in these areas subjects us to risk that a downturn in the economy or recession in those areas could result in a decrease in loan originations and increases in delinquencies and foreclosures, which would more greatly affect us than if our lending were more geographically diversified. Many of the properties located in the New York City area underlying our mortgage loans are subject to rent control and rent stabilization laws, which limit the ability of property owners to increase rents, which may in turn limit the borrowers' ability to repay those mortgage loans. In addition, since a large portion of our portfolio is secured by properties located in Florida, the occurrence of a natural disaster, such as a hurricane, could result in a decline in loan originations, a decline in the value or destruction of mortgaged properties and an increase in the risk of delinquencies, foreclosures or loss on loans originated by us in that state. We may suffer losses if there is a decline in the value of the properties underlying our mortgage loans which would have an adverse impact on our operations. See "-If the properties underlying many of our mortgage loans loose value, we may suffer loan losses".

OUR HISTORICAL LEVELS OF BALANCE SHEET GROWTH AND FINANCIAL PERFORMANCE TRENDS MAY NOT CONTINUE IF OUR GROWTH STRATEGY IS NOT SUCCESSFUL.

     A key component of our business strategy has been and will continue to be our growth, including the attraction of additional deposits and the origination of additional loans. Our ability to sustain continued growth depends upon several factors outside of our control, including economic conditions generally and in our market areas in particular, as well as interest rate trends. We can provide no assurance that we will continue to be successful in increasing the volume of our loans and deposits at acceptable risk and asset quality levels and upon acceptable terms, while managing the costs and implementation risks associated with this growth strategy. There can be no assurance that further expansion will be profitable or that we will continue to be able to sustain our historical rate of growth, either through internal growth or through other expansion of our banking markets. In addition, we have relied historically on a relatively small number of key executives in relation to the size of our company, and there can be no assurance that we will be able to manage anticipated future growth without additional management staff. Our growth strategy may also limit short-term increases in our profitability, as we dedicate resources to the building of our infrastructure. See "--We depend on our executive officers and other key employees to implement our business strategy and our business may suffer if we lose their services."

OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS WILL SUFFER IF WE DO NOT CONTINUALLY IDENTIFY AND INVEST IN MORTGAGE LOANS OR OTHER INSTRUMENTS WITH RATES OF RETURN ABOVE OUR COST OF FUNDS.

     Our profitability depends primarily on the generation of net interest income which is dependent on the interest rate spread, which is the difference between yields earned on our interest-earning assets and the rates paid on our interest-bearing liabilities. As a result, our success, in large part, depends on our ability to invest a substantial percentage of our assets in mortgage loans with rates of return that exceed our cost of funds. We may also experience lower rates of return from the investment of our assets, including but not limited to proceeds from the prepayment of loans, in liquid assets such as government securities and overnight funds, which would have a material adverse effect on our business, financial condition or results of operations. Our net interest margin has ranged from a low of 2.34% for 2000 to a high of 2.90% for 2003, and was 2.71% for the quarter ended September 30, 2006.

CHANGES IN INTEREST RATES COULD ADVERSELY IMPACT OUR EARNINGS.

     Like many financial institutions, we are subject to the risk of fluctuations in interest rates. A significant change in interest rates could have a material adverse effect on our net income. Fluctuations in interest rates are not predictable or controllable and, therefore, there can be no assurance of our ability to maintain a consistent positive interest rate spread between the yield earned on our interest-earning assets and the rates paid on our interest-bearing liabilities. Our one-year positive interest rate sensitivity gap was $273.6 million, or 13.9% of total assets, at September 30, 2006. For purposes of computing the gap, all deposits with no stated maturities are treated as readily accessible accounts. However, if such deposits were treated differently, the one-year gap would then change. The behavior of core depositors may not necessarily result in the immediate withdrawal of funds in the event deposit rates offered by the bank did not change as quickly and uniformly as changes in general market rates. Notwithstanding all of the above, there can be no assurances that a sudden and substantial increase in interest rates may not adversely impact our earnings, to the extent that the interest rates borne by assets and liabilities do not change at the same speed, to the same extent, or on the same basis.

IF THE PROPERTIES UNDERLYING MANY OF OUR MORTGAGE LOANS LOSE VALUE, WE MAY SUFFER LOAN LOSSES.

     Our ability to recover our investment in mortgage loans is solely or primarily dependent on the market value of the properties underlying our mortgage loans because many of our mortgages that we have originated, or will originate in the future, are nonrecourse or limited recourse. Under the terms of nonrecourse mortgages, the owner of the property subject to the mortgage has no personal obligation to repay the mortgage note which the mortgage secures. In some circumstances, we may have limited recourse against the owner with respect to liabilities related to tenant security deposits, proceeds from insurance policies, losses arising under environmental laws and/or losses resulting from waste or acts of malfeasance. In addition, our losses in connection with delinquent and foreclosed loans may be more pronounced because most of our loans do not require repayment of a substantial part of the original principal amount until maturity, and if borrowers default on their balloon payments or if we have a junior lien position, it may have a material adverse effect on our business, financial condition and results of operations. Additionally, since we tend to lend in areas that are in the process of being revitalized, properties securing our loans in these revitalizing neighborhoods may be more susceptible to fluctuations in property values than in more established areas. In the event we are required to foreclose on a property securing one of our mortgage loans or otherwise pursue our remedies in order to protect our investment, there can be no assurance that we will recover funds in an amount equal to our projected return on our investment or in an amount sufficient to prevent a loss to us due to prevailing economic conditions, real estate values and other factors associated with the ownership of real property. As a result, the market value of the real estate or other collateral underlying our loans may not, at any given time, be sufficient to satisfy the outstanding principal amount of the loans.

WE MAY HAVE HIGHER LOAN LOSSES THAN WE HAVE ALLOWED FOR, IN WHICH CASE OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION WILL BE ADVERSELY AFFECTED.

     We maintain an allowance for loan losses in order to mitigate the effect of possible losses inherent in our loan portfolio. There is a risk that we may experience losses which could exceed the allowance for loan losses we have set aside. In determining the size of the allowance, our management makes various assumptions and judgments about the collectibility of our loan portfolio, including the diversification of our loan portfolio, the effect of changes in the local real estate market on collateral values, the results of recent regulatory examinations, the effects on the loan portfolio of current economic indicators and their probable impact on borrowers, the amount of charge-offs for the period, the amount of nonperforming loans and related collateral security, and the evaluation of our loan portfolio by an external loan review. At September 30, 2006, we had a net loan portfolio of approximately $1.49 billion and the allowance for loan losses was approximately $17.0 million, which represented 1.14% of the total amount of the loans. If our assumptions and judgments prove to be incorrect or federal regulators require us to increase our provision for loan losses or recognize further loan charge-offs, we may have to increase our allowance for loan losses or loan charge-offs which could have an adverse effect on our operating results and financial condition. There can be no assurances that our allowance for loan losses will be adequate to protect us against loan losses that we may incur.

WE ARE A HIGHLY LEVERAGED COMPANY AND OUR INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND PREVENT US FROM CONTINUING TO GROW OUR BALANCE SHEET.

     At September 30, 2006, our borrowed funds (exclusive of deposits) and related interest payable was approximately $174.1 million, consisting of $72.5 million principal amount of trust preferred securities, $95.8 million principal amount of subordinated debentures, $5.9 million of accrued interest payable on borrowed funds, and $0.2 million of a mortgage note payable. This level of indebtedness could make it difficult for us to satisfy all of our obligations to the holders of our debt and could limit our ability to obtain additional debt financing to fund our working capital requirements. In addition, the indentures underlying the subordinated debentures of our mortgage lending subsidiary contain financial and other restrictive covenants that may limit its ability to incur additional indebtedness. Our mortgage lending subsidiary has and expects to continue to rely on the issuance of its subordinated debentures in registered, best efforts offerings to the public as a source of funds to support its loan originations. The inability to incur additional indebtedness could adversely affect our business and financial condition by, among other things, limiting our flexibility in planning for, or reacting to, changes in our industry; placing us at a competitive disadvantage with respect to our competitors who may operate on a less leveraged basis. As a result, this may make us more vulnerable to changes in economic conditions and require us to dedicate a substantial portion of our cash flow from operations to the repayment of our indebtedness, which would reduce the funds available for other purposes which, in turn, could have a negative impact on our profitability and our stock price.

WE OPERATE IN A HIGHLY REGULATED INDUSTRY AND GOVERNMENT REGULATIONS SIGNIFICANTLY AFFECT OUR BUSINESS.

     The banking industry is extensively regulated. Banking regulations are intended primarily to protect depositors, consumers and the Bank Insurance Fund of the Federal Deposit Insurance Corporation, referred to in this prospectus as the FDIC, and not stockholders. We are subject to regulation and supervision by the Board of Governors of the Federal Reserve System, or Federal Reserve Board, referred to in this prospectus as the FRB, and the bank is subject to regulation and supervision by the Office of the Comptroller of the Currency, referred to in this prospectus as the OCC. Regulatory requirements affect our lending practices, capital structure, investment practices, dividend policy and growth. The bank regulatory agencies have broad authority to prevent or remedy unsafe or unsound practices or violations of law. We are subject to regulatory capital requirements, and a failure to meet minimum capital requirements or to comply with other regulations could result in actions by regulators that could adversely affect our ability to pay dividends or otherwise adversely impact our operations. In addition, changes in law, regulations and regulatory practices affecting the banking industry may limit the manner in which we may conduct our business.

WE DEPEND ON BROKERS AND OTHER SOURCES FOR OUR MORTGAGE LENDING ACTIVITIES AND ANY REDUCTION IN REFERRALS COULD LIMIT OUR ABILITY TO GROW.

     We rely significantly on referrals from mortgage brokers for our loan originations. Our ability to maintain our history of growth may depend, in part, on our ability to continue to attract referrals from mortgage brokers. If those referrals were to decline or did not continue to expand, there can be no assurances that other sources of loan originations would be available to assure our ability to maintain a level of growth consistent with our historical performance.

SINCE WE ENGAGE IN COLLATERAL-BASED LENDING AND MAY BE FORCED TO FORECLOSE ON THE COLLATERAL PROPERTY AND OWN THE UNDERLYING REAL ESTATE, WE MAY BE SUBJECT TO THE INCREASED COSTS ASSOCIATED WITH THE OWNERSHIP OF REAL PROPERTY WHICH COULD RESULT IN REDUCED REVENUES.

     Since we are primarily a collateral-based lender, we may have to foreclose on the collateral property to protect our investment and may thereafter own and operate such property, in which case we are exposed to the risks inherent in the ownership of real estate. The amount that we, as a mortgagee, may realize after a default, is dependent upon factors outside of our control, including, but not limited to:

          -    general  or  local  economic  conditions;
          -    neighborhood  values;
          -    interest  rates;
          -    real estate  tax  rates;
          -    operating  expenses  of  the  mortgaged  properties;
          -    supply  of  and  demand  for  rental  units  or  properties;
          - ability to obtain and maintain adequate occupancy of the properties;
          -    zoning  laws;
          -    governmental  rules,  regulations  and  fiscal  policies;  and
          -    acts of  God.

     Certain expenditures associated with the ownership of real estate, principally real estate taxes and maintenance costs, may adversely affect the income from the real estate. Therefore, the cost of operating a real property may exceed the rental income earned from such property, and we may have to advance funds in order to protect our investment or we may be required to dispose of the real property at a loss. The foregoing expenditures and costs could adversely affect our ability to generate revenues, resulting in reduced levels of profitability.

THE EMPLOYMENT AGREEMENT WITH OUR CHIEF EXECUTIVE OFFICER PERMITS HIM TO ENGAGE IN ACTIVITIES THAT MAY BE CONSIDERED TO BE COMPETING WITH OUR SUBSIDIARIES, WHICH MAY HAVE AN ADVERSE EFFECT ON THE BUSINESS OF OUR SUBSIDIARIES.

     The long-term employment agreement between us and our chief executive officer expressly permits him to engage in outside activities, including activities competitive with our subsidiaries. This may have a material adverse effect on the business and financial condition of our subsidiaries.

IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL OVER FINANCIAL REPORTING, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD. AS A RESULT, CURRENT AND POTENTIAL STOCKHOLDERS, DEPOSITORS AND SUBORDINATED DEBENTURE HOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING, WHICH COULD ADVERSELY AFFECT OUR BUSINESS, THE TRADING PRICE OF OUR STOCK AND OUR ABILITY TO SELL SUBORDINATED DEBENTURES AND ATTRACT ADDITIONAL DEPOSITS.

     The requirements of Section 404 of the Sarbanes Oxley Act and Securities and Exchange Commission rules and regulations require an annual management report on our internal controls over financial reporting, including, among other matters, management's assessment of the effectiveness of our internal control over financial reporting, and an attestation report by our independent registered public accounting firm addressing these assessments. Beginning with our annual report for the year ending December 31, 2007, we will have to include in our annual reports on Form 10-K filed with the Securities and Exchange Commission a report of management regarding our internal controls over financial reporting in accordance with the above requirements. In this regard, we are continuing our process to document and evaluate our internal control over financial reporting in order to satisfy these requirements. The process includes internal resources and the involvement of outside consultants. This process is designed to (i) assess and document the adequacy of our internal control over financial reporting, (ii) take steps to improve our control processes, where appropriate, and (iii) verify through testing that our controls are functioning as documented. To date, we have identified certain deficiencies in the design and operating effectiveness of our internal control over financial reporting, and we believe that they have been corrected or are in the process of being corrected. Although this process is not completed, management is not aware of any "significant deficiencies" or "material weaknesses" in our internal controls over financial reporting, as defined in applicable Securities and Exchange Commission rules and regulations. If we fail to identify and correct any significant deficiencies in the design or operating effectiveness of our internal control over financial reporting we may not be able to report our financial results with the desired degree of accuracy or to prevent fraud.

ENVIRONMENTAL LIABILITY ASSOCIATED WITH COMMERCIAL LENDING COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     In the course of our business, we may acquire, through foreclosure, properties securing loans that are in default. There is a risk that hazardous substances could be discovered on those properties. In this event, we may be required to remove the substances from and remediate the properties at our cost and expense. The cost of removal and environmental remediation could be substantial. We may not have adequate remedies against the owners of the properties or other responsible parties and could find it difficult or impossible to sell the affected properties. These events could have a material adverse effect on our business, financial condition and operating results.

WE FACE STRONG COMPETITION IN OUR MARKET AREAS, WHICH MAY LIMIT OUR GROWTH AND PROFITABILITY.

     Our market areas, which primarily consist of the New York City area and the Tampa Bay area of Florida, are very competitive, and the level of competition facing us may increase further, which may limit our growth and profitability. We experience competition in both lending and attracting deposits from other banks and nonbanks located within and outside our market areas, some of which are significantly larger institutions or institutions with greater resources, lower cost of funds or a more established market presence. Nonbank competitors for deposits and deposit-type accounts include savings associations, credit unions, securities firms, money market funds, life insurance companies and the mutual funds industry. For loans, we encounter competition from other banks, savings associations, finance companies, mortgage bankers and brokers, insurance companies, credit card companies, credit unions, pension funds and securities firms.

TERRORIST ACTS AND ARMED CONFLICTS MAY ADVERSELY AFFECT OUR BUSINESS.

     Terrorist acts, such as those that occurred on September 11, 2001, as well as the war on terror may have an adverse impact on our results of operations and on the economy in general. Since the properties underlying a high concentration of our mortgage loans are located in New York City, we may be more vulnerable to the adverse impact of such occurrences than other institutions.

Risks Relating to this Offering

BECAUSE OUR SECURITIES ARE NOT FDIC INSURED, YOU RISK A LOSS OF YOUR ENTIRE INVESTMENT.

     Neither our Class A Common Stock nor our Class B Common Stock is a savings or deposit account or other obligation of the bank, such shares are not insured by the FDIC or any other governmental agency and are subject to investment risk, including the loss of your entire investment.

WE HAVE NEVER PAID CASH DIVIDENDS TO OUR STOCKHOLDERS AND HAVE NO PRESENT PLANS TO PAY CASH DIVIDENDS.

     Since our formation, we have not paid any cash dividends to our stockholders, and we have no present intention to pay cash dividends in the foreseeable future. Dividends, if and when paid by us, are subject to our financial condition and the financial condition of our subsidiaries, as well as other business considerations, including restrictions on the payment of dividends contained in the documents governing our trust preferred securities. In addition, applicable federal banking regulations and Delaware law limit our ability to pay dividends. Accordingly, there can be no assurance that any dividends will be paid in the future.

VOTING CONTROL OF OUR BOARD OF DIRECTORS IS HELD BY A LIMITED NUMBER OF STOCKHOLDERS, WHOSE INTERESTS MAY NOT ALWAYS BE ALIGNED WITH YOURS.

     As of the date of this prospectus, three stockholders, one whom is the Chairman and Chief Executive Officer, and the other two of whom are the mother and sister of our Chairman and Chief Executive Officer, together beneficially own all of the outstanding Class B Common Stock. The holders of our Class B Common Stock, as a separate class, can elect two-thirds of our directors. As a result, voting control continues to rest with those persons. Therefore, the holders of our Class A Common Stock are not able to replace current management, since they only elect one-third of our directors. As the interests of the controlling stockholders might not always be aligned with your interests, these persons may exercise control over us in a manner detrimental to your interests. For example, the holders of Class B Common Stock could delay, deter or prevent a change in control or other business combination that might otherwise be deemed beneficial to our other stockholders.

"ANTI-TAKEOVER" PROVISIONS AND THE REGULATIONS TO WHICH WE MAY BE SUBJECT MAY MAKE IT MORE DIFFICULT FOR A THIRD PARTY TO ACQUIRE CONTROL OF US, EVEN IF THE CHANGE IN CONTROL WOULD BE BENEFICIAL TO OUR STOCKHOLDERS.

     We are a financial holding company incorporated in Delaware. Anti-takeover provisions in Delaware law and our certificate of incorporation and bylaws, as well as regulatory approvals required under federal banking laws, could make it more difficult for a third party to acquire control of us and may prevent stockholders from receiving a premium for their shares of Class A Common Stock. Our certificate of incorporation provides that our board of directors may issue up to 300,000 shares of preferred stock, in one or more series, without stockholder approval and with such terms, preferences, rights and privileges as the board of directors may deem appropriate. These and other factors may hinder or prevent a change in control, even if the change in control would be beneficial to our stockholders. See "Description of Our Securities - Certain Provisions Having Potential Anti-Takeover Effects."

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information on file at the SEC's public reference room located at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the public reference room. The SEC filings are also available to the public from commercial document retrieval services. These filings are also available at the Internet website maintained by the SEC at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

     We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

      INTERVEST BANCSHARES CORPORATION
      SEC FILINGS (FILE NO. 000-23377)                                PERIOD
---------------------------------------------      ---------------------------------------------
Annual report on Form 10-K                         Year ended December 31, 2005
                                                   (filed March 8, 2006)

Quarterly Report on Form 10-Q                      Quarter ended March 31, 2006
                                                   (filed May 10, 2006)

Quarterly Report on Form 10-Q                      Quarter ended June 30, 2006
                                                   (filed August 7, 2006)

Quarterly Report on Form 10-Q                      Quarter ended September 30, 2006
                                                   (filed November 2, 2006)

Current Reports on Form 8-K                        Filed May 17, 2006, June 28, 2006, August 9,
                                                   2006, August 22, 2006, and September 22,
                                                   2006, and October 6, 2006

The description of our Class A Common Stock
contained in our Registration Statement on
Form 8-A12G under the heading "Description
Of Registrant's Securities to be Registered"       Filed on November 14, 1997

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the Class A Common Stock and Class B Common Stock. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we may file with the SEC, unless otherwise specified in such current report.

You may obtain copies of any of these filings through Intervest Bancshares Corporation as described below, through the SEC or through the SEC's Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

                        Intervest Bancshares Corporation
                        One Rockefeller Plaza, Suite 400
                          New York, New York 10020-2002
                                 Attn: Secretary
                                 (212) 218-2800

                           FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical facts, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would," and similar expressions or expressions of the negative of these terms. Such statements are only predictions and, accordingly, are subject to substantial risks, uncertainties and assumptions.

Many factors could affect our actual results, and variances from our current expectations regarding such factors could cause actual results to differ materially from those expressed in our forward-looking statements. We presently consider the factors set forth above under the heading "Risk Factors" and those set forth below to be important factors that could cause actual results to differ materially from our published expectations. However, management cannot predict all factors, or combinations of factors, that may cause actual results to differ materially from those projected in any forward-looking statements. Factors that could cause our results to be different from our expectations include:

     - statements relating to projected growth, anticipated improvements in earnings, earnings per share, and other financial performance measures, and management's long term performance goals;

     - statements relating to the anticipated effects on results of operations or our financial condition from expected developments or events;

     - statements relating to our business and growth strategies, including potential acquisitions; and

     -    any other statements which are not historical facts.

     You should not place undue reliance on any forward-looking statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

We will not receive any proceeds in connection with the resale of shares of Class A Common Stock under this prospectus. The selling shareholder will receive all proceeds in connection with such sales.

                              PLAN OF DISTRIBUTION

The selling security holder and any of its pledges, assignees, donees selling shares received from such selling security holder as a gift, and successors-in-interest may, from time to time, sell any or all of their shares of Class A common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sales may be at fixed or negotiated prices.

The selling security holder may sell the shares covered by this prospectus from time to time, and may also decide not to sell all of the shares it is allowed to sell under this prospectus. The selling security holder will act independently of us in making decisions regarding the timing, manner and size of each sale.

The selling shareholder may use one or more of the following methods when selling shares:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - in exchange distribution in accordance with the rules of the applicable exchange;

     -    privately negotiated transactions;

     - broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

     -    a combination of any such methods of sale; and

     - any other method permitted pursuant to applicable law and not otherwise prohibited by this prospectus.

The selling shareholder may also sell under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, form the purchaser) in amounts to be negotiated. The selling security holder does not expect those commissions and discounts to exceed what is customary in the types of transactions involved.

In connection with sales of our Class A common stock covered hereby, the selling security holder and any broker-dealers or agents and any other participating broker-dealers who execute sales for the selling security holder may be deemed to be underwriters within the meaning of the Securities Act of 1933. Accordingly, any profits realized by the selling security holder and any compensation earned by such broker-dealers or agents may be deemed to be underwriting discounts and commissions. We are not aware of any underwriting plan or agreement, underwriters' or dealers' compensation, or passive market making or stabilizing transactions involving the purchase of distribution of these securities.

The selling security holder has agreed to pay all fees and expenses incident to the registration of the shares.

To the extent required, the Company will amend or supplement this prospectus to disclose material arrangements regarding the plan of distribution.

In order to comply with applicable securities laws of some states, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available.

The selling security holder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the shares of our common stock by the selling security holder. These restrictions may affect the marketability of such shares.

The selling security holder will bear all commissions and discounts, if any, attributable to sales of the shares. The selling security holder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

This offering will terminate on the earlier of; the date on which all shares of our Class A common stock offered hereby have been sold by the selling security holder; or December 31, 2008.

                             SELLING SECURITY HOLDER

The warrants related to our shares of our Class A common stock were originally issued to Jerome Dansker, our former Chairman and Chief Executive Officer. Upon his death in August of 2006, the warrants were transferred to his estate and this prospectus covers possible resales of securities acquired by the estate upon the exercise of those warrants. The following table sets forth, to our knowledge, certain information regarding the beneficial ownership of our Class A common stock by the selling security holder as of

November 1, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to the shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

--------------------------------------------------------------------------------------------------------------------
                          Beneficially Owned Prior to           Offered                 Beneficially Owned After
                                  Offering(1)                    Hereby                     Offering(1)(2)
--------------------------------------------------------------------------------------------------------------------
                        Number of      % of Total Shares       Number of           Number of      % of Total Shares
                    -----------------  ------------------  ------------------  -----------------  ------------------
                         Shares           Outstanding            Shares             Shares           Outstanding
                    -----------------  ------------------  ------------------  -----------------  ------------------
Name
--------------------------------------------------------------------------------------------------------------------
Estate of
Jerome Dansker (3)          1,360,965               16.6%          300,000(4)          1,060,965               12.9%

(1) Based on 7,470,490 shares outstanding on October 31, 2006. Shares of Class A common stock subject to options or warrants that are exercisable within 60 days of October 31, 2006 are deemed beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.
(2) Assuming all shares offered hereby are sold. We do not know when or in what amounts a selling security holder may offer shares for sale, or whether the selling security holders will sell any of their shares. For these reasons, we cannot estimate the number of shares that will be held by the selling security holders after completion of this offering. For purposes of this table, we have assumed that, upon completion of this offering, none of the shares covered by this prospectus will be held by the selling security holders.
(3) Includes: 501,465 shares of Class A Common Stock issuable upon exercise of warrants; 355,000 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock; and 30,000 shares held by Jean Dansker, executrix and beneficiary of the Estate of Jerome Dansker. Included in the 355,000 shares of Class B Common Stock are 195,000 shares issuable upon exercise of warrants and 30,000 shares held by Jean Dansker.
(4) Represents a portion of the shares of our Class A common stock issuable upon exercise of the outstanding warrants held by the estate. The estate holds warrants related to a total of 501,465 shares of Class A Common Stock.

                                 USE OF PROCEEDS

The selling security holders will receive all of the proceeds of the sale of shares of our common stock pursuant to this prospectus. We will not receive any proceeds from the sale of shares by the selling security holders.

                                  LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for the Company by Harris Beach PLLC, Pittsford, New York. Thomas E. Willett, a member of Harris Beach PLLC, serves as one of our directors and is the beneficial owner of 6,000 shares of Class A Common Stock.

                                    EXPERTS

The consolidated balance sheets of Intervest Bancshares Corporation and subsidiaries as of December 31, 2005 and 2004 and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for the three-year period ended December 31, 2005, appearing in our Annual Report on
Form 10-K, have been audited by   Hacker, Johnson & Smith P.A., P.C., Tampa,
Florida, Independent Registered Public Accounting Firm, as set forth in their report thereon, included therein, and incorporated herein by reference. The financial statements of Intervest Bancshares Corporation and Subsidiaries are included in reliance upon such reports, given on the authority of those firms as experts in accounting and auditing.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee.

SEC  registration  fee                           $1,862.00
Accounting  fees  and  expenses                   1,000.00*
Legal  fees  and  expenses                        1,000.00*
Printing  and  miscellaneous  expenses            1,000.00*
                                                 ----------
                                                 $4,862.00*

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the officer or director undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

     A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided by the DGCL is not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any corporation's bylaws, agreement, vote or otherwise.

     The Registrant's bylaws provide that the Registrant will indemnify any person made or threatened to be made a party to any action or proceeding by reason of the fact that he, his testator or intestate, is or was a director or officer, and any director or officer who served any other company in any capacity at the Registrant's request, in the manner and to the maximum extent permitted by the DGCL, as the same now exists or may hereafter be amended in a manner more favorable to persons entitled to indemnification; and the Registrant may, in the discretion of its board of directors, indemnify all other corporate personnel to the extent permitted by law. The right to indemnification contained in the Registrant's bylaws includes the right to be paid by the Registrant the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition.

     The Employment agreement between the Registrant and Lowell S. Dansker, chairman, president, and chief executive officer contains indemnification provisions, in addition to those contained in the Registrant's bylaws, which provide that the Registrant will indemnify and hold him harmless against all losses, claims, damages or liabilities (including legal fees, disbursements, and any other expenses incurred in investigating or defending against any such loss, claim, damage or liability) arising (i) by reason of any acts or omissions or any alleged acts or omissions arising out of the person's activities in connection with the conduct of the Registrant's business (or any of the Registrant's subsidiaries or affiliated entities), (ii) by reason of the performance by him of the services to be performed pursuant to the terms of the employment agreement, (iii) by reason of any claim or allegation of failure to perform such services in accordance with the terms of the employment agreement, or (iv) by reason of the performance of services alleged to be beyond the scope of the authority conferred upon such person pursuant to the terms of the employment agreement; provided that, no indemnity will be provided for losses, claims, damages or liabilities described above to the extent that such losses, claims, damages or liabilities result from the gross negligence or willful misconduct of such person. The indemnification provided in the employment agreement survives the expiration or earlier termination of such employment agreement and is in addition to any common law or contractual rights of indemnification available at law or in equity, and includes all costs and expenses of enforcing the right to indemnification. Under the employment agreement, Mr. Dansker is also entitled, upon request, to the payment by the Registrant of all costs and expenses paid or incurred by such person in investigating, defending or settling any claim, loss, damage or liability that may be subject to a right of indemnification.

     Intervest Bancshares Corporation also has purchased a policy of directors' and officers' liability insurance.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to the Registrant's directors, officers and controlling persons under the provisions discussed above or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 16. EXHIBITS

SEE "EXHIBIT INDEX", WHICH IS INCORPORATED BY REFERENCE INTO THIS ITEM 16.

ITEM  17.  UNDERTAKINGS

(a)     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made , a post-effective amendment to this Registration Statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 10, 2006.


                        INTERVEST BANCSHARES CORPORATION

                        By:    /s/ Lowell S. Dansker
                               ---------------------
                        Name:  Lowell S. Dansker
                        Title: Chief Executive Officer, President and
                               Chairman
                               (Principal Executive Officer)


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lowell S. Dansker, Chief Executive Officer, President and Chairman, and Stephen A. Helman, Vice President and Secretary, and each of them, as attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

CHIEF EXECUTIVE OFFICER, PRESIDENT AND CHAIRMAN:
(PRINCIPAL EXECUTIVE OFFICER)

By:     /s/ Lowell S. Dansker         Date:     11/10/2006
        -------------------------               ----------
        Lowell S. Dansker

CHIEF FINANCIAL OFFICER:
(PRINCIPAL FINANCIAL OFFICER):

By:     /s/ John J. Arvonio           Date:     11/10/2006
        -----------------------                 ----------
        John J. Arvonio

VICE PRESIDENT, SECRETARY AND DIRECTOR:

By:     /s/ Stephen A. Helman         Date:     11/10/2006
        -------------------------               ----------
        Stephen A. Helman

DIRECTORS:


By:                                   Date:
        -----------------------                 ----------
        Michael A. Callen


By:                                   Date:
        -----------------------                 ----------
        Paul R. DeRosa


By:     /s/ Wayne F. Holly            Date:     11/10/2006
        -----------------------                 ----------
        Wayne F. Holly


By:                                   Date:
        -----------------------                 ----------
        Lawton Swan, III


By:     /s/ Thomas E. Willett         Date:     11/10/2006
        -----------------------                 ----------
        Thomas E. Willett


By:                                   Date:
        -----------------------                 ----------
        David J. Willmott


By:     /s/ Wesley T. Wood            Date:     11/10/2006
        -----------------------                 ----------
        Wesley T. Wood

                                INDEX TO EXHIBITS

Exhibit Number      Description of Document

4.1 Form of Warrant for Class A Common Stock, incorporated by reference to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (N0. 33-82246), filed on September 15, 1994 (the "SB-2"), wherein such document is identified as Exhibit 4.3.

4.2 Warrant Agreement between the Registrant and the Bank of New York, incorporated by reference to the SB-2, wherein such document is identified as Exhibit 4.4.

5.1                 Opinion of Harris Beach PLLC

23.1                Consent of Independent Registered Public Accounting Firm

23.2                Consent of Harris Beach PLLC (included in Exhibit 5.1)

24.1                Power of Attorney (included on signature page)